UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2002

Avistar Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Twin Dolphin Drive, Suite 360, Redwood Shores, California 94065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 610-2900

Not applicable

(Former name or former address, if changed since last report)

ITEM 4. Changes in Registrant’s Certifying Accountant.

         On May 3, 2002, Avistar Communications Corporation (the “Company”) dismissed Arthur Andersen LLP (“AA”) as the Company’s independent public accountants, a capacity in which the firm had served for several years, and on such date also selected KPMG LLP (“KPMG”) to replace AA in this role. The decision to change the Company’s independent accountants was approved by the Company’s Audit Committee and its full Board of Directors.

         AA’s reports on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company’s two most recent fiscal years and through the date of this report, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

         The Company has authorized AA to respond fully to the inquiries of KPMG. The Company also provided AA with a copy of the disclosures it is making in this Item 4. AA has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company herein. The Company has filed a copy of AA’s letter as Exhibit 16 to this report and such letter is hereby incorporated by reference herein.

         During the Company’s two most recent fiscal years and through the date of this report, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         On May 8, 2002, the Company issued a press release announcing the dismissal of AA and the appointment of KPMG. A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 6, 2002.

99.1	Press release dated May 8, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Dated: May 8, 2002	By: /s/ Robert Habig Robert Habig, Chief Financial Officer

AVISTAR COMMUNICATIONS CORPORATION
CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 6, 2002.

99.1	Press release dated May 8, 2002.